EXHIBIT 99.1

FIRST NATIONAL

CORPORATION

Contact:  M. Shane Bell, EVP/CFO

sbell@firstbank-va.com

News Release

(540) 465-9121

October 21, 2005

FIRST NATIONAL CORPORATION ANNOUNCES 60% INCREASE IN THIRD QUARTER EARNINGS

FOR IMMEDIATE RELEASE (Strasburg, Virginia) --- First National Corporation (OTCBB: FXNC) reported third quarter earnings of $1.6 million or $0.55 per basic and diluted share.  This is a 60.1% increase compared to earnings of $1.0 million or $0.35 per basic and diluted share for the third quarter of 2004.  This was a result of growth in the loan portfolio and significant improvements in the net interest margin and operating efficiency.  Return on assets was 1.41% compared to 1.05% in 2004 and return on equity was 22.71% compared to 16.14% the same quarter a year ago.

Net interest income increased 25.2% to $4.3 million for the third quarter of 2005 compared to $3.4 million for the third quarter of 2004.  This increase was primarily attributable to an 18.6% increase in average interest-earning assets and a 19 basis point increase in the net interest margin to 4.04% for the third quarter of 2005, compared to 3.85% for the same period of 2004.  Increasing interest rates over the last twelve months combined with an asset sensitive balance sheet had a positive impact on the net interest margin when comparing the periods.

Noninterest income increased 22.8% to $1.3 million for the third quarter of 2005 compared to $1.0 million for the same period in 2004.  Fees for other customer services increased to $405 thousand for the third quarter of 2005, compared to $279 thousand for the same period in 2004.  This was a result of an increase in ATM and check card fees and the addition of the Trust and Asset Management Department in 2005.  Noninterest expense increased 9.5% to $3.0 million for the third quarter of 2005 compared to $2.7 million for the same period in 2004.   Salaries and employee benefits increased 19.8% over the comparable period in 2004 as a result of salary increases and the addition of the trust department.

Asset quality improved in the third quarter of 2005.  Nonperforming assets decreased in the third quarter and nonaccrual loans remained at a relatively low level.  Net charge-offs were $15 thousand for the third quarter of 2005, compared to $107 thousand for the comparable period of 2004.  These improvements resulted in a lower loan loss provision of $169 thousand for the third quarter of 2005 compared to $220 thousand for the same period in 2004.  The allowance for loan losses totaled $3.4 million or 0.92% of total loans at September 30, 2005, compared to $2.9 million or 0.94% of total loans at September 30, 2004.

For the nine months ended September 30, 2005, net income was $4.0 million or $1.35 per basic and diluted share. This is a 33.2% increase over the $3.0 million in net income or $1.02 per basic and diluted share for the same period in 2004.  Return on assets was 1.22% compared to 1.08% in 2004 and return on equity was 19.44% compared to 16.30% in 2004.

Net interest income increased 22.1% to $11.9 million for the nine months ended September 30, 2005 from $9.7 million for the same period in 2004.  The increase was primarily attributable to an 18.7% increase in average interest-earning assets over the same period.  The net interest margin increased 11 basis points to 3.94% for the nine months ended September 30, 2005, compared to 3.83% for the same period in 2004.

Noninterest income decreased slightly to $3.3 million for the nine months ended September 30, 2005, compared to $3.4 million for the same period in 2004.  This decrease was a result of the sale of property in 2004 which generated a gain of $454 thousand.  This decrease was offset by an increase in fees for other customer services.  Noninterest expense increased 8.0% to $8.7 million for the nine months ended September 30, 2005, compared to $8.1 million for the same period in 2004.  This was a result of an increase in salaries and employee benefits.

The Company notes to investors that past results of operations do not necessarily indicate future results.  Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results.  These factors are identified in the Quarterly Report on Form 10-Q for the period ended June 30, 2005, which can be accessed from the Company’s website at www.firstbank-va.com.

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank is a full service community bank offering traditional banking, trust and investment services from nine retail bank branches in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester.  First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

QUARTERLY PERFORMANCE SUMMARY First National Corporation (OTCBB: FXNC) (in thousands, except share and per share data)
	For the Three Months Ended		For the Nine Months Ended
INCOME STATEMENT	9/30/2005	9/30/2004	9/30/2005	9/30/2004
Interest and dividend income
Interest and fees on loans	$ 6,158	$ 4,623	$ 16,870	$ 12,950
Interest on federal funds sold	5	6	14	10
Interest on deposits in banks	20	10	55	20
Interest and dividends on securities available for sale:
Taxable interest	523	486	1,545	1,630
Nontaxable interest	100	97	308	293
Dividends	30	31	104	65
Total interest and dividend income	$ 6,836	$ 5,253	$ 18,896	$ 14,968

Interest expense
Interest on deposits	$ 1,891	$ 1,224	$ 4,972	$ 3,617
Interest on federal funds purchased	28	8	94	33
Interest on company obligated mandatorily redeemable capital securities	129	88	356	162
Interest on other borrowings	504	512	1,608	1,436
Total interest expense	$ 2,552	$ 1,832	$ 7,030	$ 5,248

Net interest income	$ 4,284	$ 3,421	$ 11,866	$ 9,720
Provision for loan losses	169	220	580	668
Net interest income after provision for loan losses	$ 4,115	$ 3,201	$ 11,286	$ 9,052

Noninterest income
Service charges	$ 676	$ 688	$ 1,922	$ 2,010
Fees for other customer services	405	279	1,035	771
Gains (losses) on sale of premises and equipment	1	--	(10)	435
Gains on sale of loans	112	37	223	134
Gains on sale of securities	--	--	18	--
Other	73	28	99	52
Total noninterest income	$ 1,267	$ 1,032	$ 3,287	$ 3,402

Noninterest expense
Salaries and employee benefits	$ 1,602	$ 1,337	$ 4,713	$ 3,872
Occupancy	178	186	535	543
Equipment	258	223	705	651
Advertising	83	93	228	293
Stationery and supplies	114	99	304	281
Other	759	795	2,247	2,444
Total noninterest expense	$ 2,994	$ 2,733	$ 8,732	$ 8,084

Income before income taxes	$ 2,388	$ 1,500	$ 5,841	$ 4,370
Provision for income taxes	777	494	1,883	1,398
Net income	$ 1,611	$ 1,006	$ 3,958	$ 2,972

SHARE AND PER SHARE DATA (1)
Net income, basic and diluted	$ 0.55	$ 0.35	$ 1.35	$ 1.02
Shares outstanding at period end	2,922,860	2,924,124	2,922,860	2,924,124
Weighted average shares, basic and diluted	2,922,860	2,924,124	2,923,587	2,924,124
Book value at period end	$ 9.82	$ 8.68	$ 9.82	$ 8.68
Cash dividends	$ 0.11	$ 0.10	$ 0.33	$ 0.30

QUARTERLY PERFORMANCE SUMMARY First National Corporation (OTCBB: FXNC) (in thousands, except share and per share data)
	For the Three Months Ended		For the Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
KEY PERFORMANCE RATIOS
Return on average assets	1.41%	1.05%	1.22%	1.08%
Return on average equity	22.71%	16.14%	19.44%	16.30%
Net interest margin	4.04%	3.85%	3.94%	3.83%
Efficiency ratio (2)	53.23%	60.46%	56.87%	60.67%

ASSET QUALITY
Loan charge-offs	$ 70	$ 127	$ 247	$ 389
Loan recoveries	55	20	166	54
Net charge-offs	15	107	81	335
Nonaccrual loans	266	183	266	183
Nonperforming assets	304	536	304	536
Repossessed assets	38	83	38	83

AVERAGE BALANCES
Total assets	$ 451,985	$ 382,414	$ 434,174	$ 367,220
Total shareholders’ equity	28,141	24,799	27,221	24,361

	9/30/2005	9/30/2004
CAPITAL RATIOS
Tier 1 Capital	$ 36,684	$ 32,895
Total Capital	40,058	35,775
Total Capital to Risk Weighted Assets	10.75%	11.37%
Tier 1 Capital to Risk Weighted Assets	9.85%	10.46%
Leverage Ratio	8.12%	8.60%

BALANCE SHEET
Cash and due from banks	$ 12,322	$ 6,896
Interest-bearing deposits in banks	685	951
Federal funds sold	2,321	7,461
Securities available for sale, at fair value	62,584	58,034
Loans, net of allowance for loan losses	361,758	303,263
Premises and equipment, net	13,168	11,728
Interest receivable	1,515	1,226
Other assets	3,856	3,709
Total assets	$ 458,209	$ 393,268

Noninterest-bearing demand deposits	$ 85,053	$ 74,166
Savings and interest-bearing demand deposits	147,625	127,544
Time deposits	139,673	110,915
Total deposits	$ 372,351	$ 312,625

Other borrowings	$ 47,227	$ 45,245
Company obligated mandatorily redeemable capital securities	8,248	8,248
Accrued expenses and other liabilities	1,677	1,760
Total liabilities	$ 429,503	$ 367,878

QUARTERLY PERFORMANCE SUMMARY First National Corporation (OTCBB: FXNC) (in thousands, except share and per share data)
	9/30/2005	9/30/2004
BALANCE SHEET (continued)
Common stock	$ 3,653	$ 3,655
Surplus	1,465	1,465
Retained earnings	23,655	19,775
Accumulated other comprehensive income (loss), net	(67)	495
Total shareholders’ equity	$ 28,706	$ 25,390

Total liabilities and shareholders’ equity	$ 458,209	$ 393,268

LOAN DATA
Mortgage loans on real estate:
Construction	$ 42,289	$ 37,425
Secured by farm land	2,195	2,309
Secured by 1-4 family residential	98,580	91,238
Other real estate loans	143,871	104,157
Loans to farmers (except those secured by real estate)	1,911	389
Commercial and industrial loans (except those secured by real estate)	40,851	36,612
Consumer installment loans	30,058	31,893
Deposit overdrafts	280	259
All other loans	5,097	1,861
Total loans	$ 365,132	$ 306,143
Allowance for loan losses	3,374	2,880
Loans, net	$ 361,758	$ 303,263

(1) Share and per share data for prior periods have been restated to give retroactive effect of the Company’s two-for-one stock split declared March 18, 2005.  The stock split was payable on April 29, 2005 to shareholders of record March 30, 2005.

(2) The efficiency ratio is computed by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income excluding securities gains and losses.  This is a non-GAAP financial measure that we believe provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Net interest income on a tax equivalent basis was $4,358 and $3,488 for the three months ended September 30, 2005 and 2004, respectively and $12,086 and $9,923 for the nine months ended September 30, 2005 and 2003, respectively.  Noninterest income excluding securities gains and losses was $1,268 and $1,032 for the three months ended September 30, 2005 and 2004, respectively and $3,269 and $3,402 for the nine months ended Septemb er 30, 2005 and 2004, respectively.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

FIRST NATIONAL CORPORATION

Consolidated Average Balances, Yields and Rates

Three Months Ended September 30, 2005 and 2004

(dollars in thousands)

	Three months ended September 30,
	2005			2004
	Interest				Interest
ASSETS	Average Balance	Income/ Expense	Yield/ Rate (3)	Average Balance	Income/ Expense	Yield/ Rate (3)
Balances at correspondent
banks – interest-bearing	$ 690	$ 20	11.33%	$ 1,385	$ 9	2.65%
Securities:
Taxable	54,246	553	4.04%	49,837	517	4.13%
Tax-exempt (1)	9,545	151	6.30%	8,951	147	6.53%
Total securities	63,791	704	4.38%	58,788	664	4.50%
Loans: (2)
Taxable	359,057	6,114	6.76%	295,477	4,588	6.18%
Tax-exempt (1)	3,436	67	7.73%	3,341	53	6.26%
Total loans	362,493	6,181	6.76%	298,818	4,641	6.18%
Federal funds sold	662	5	2.89%	1,722	7	1.50%
Total earning assets	427,636	6,910	6.41%	360,713	5,321	5.87%
Less: allowance for loan losses	(3,307)			(2,844)
Total nonearning assets	27,656			24,545
Total assets	$ 451,985			$ 382,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Checking	$ 64,158	$ 318	1.97%	$ 67,833	$ 227	1.33%
Money market savings	13,277	47	1.39%	11,451	24	0.82%
Savings	70,116	399	2.26%	46,816	102	0.86%
Certificates of deposit:
Less than $100,000	76,983	627	3.23%	70,610	553	3.12%
Greater than $100,000	55,558	500	3.57%	39,821	318	3.18%
Total interest-bearing deposits	280,092	1,891	2.68%	236,531	1,224	2.06%
Federal funds purchased	2,474	28	4.47%	1,914	8	1.65%
Company obligated mandatorily
redeemable capital securities	8,248	129	6.19%	8,248	89	4.28%
Other borrowings	49,979	504	4.01%	42,595	512	4.78%
Total interest-bearing liabilities	340,793	2,552	2.97%	289,288	1,833	2.52%
Noninterest-bearing liabilities
Demand deposits	81,122			66,784
Other liabilities	1,928			1,543
Total liabilities	423,843			357,615
Shareholders’ equity	28,142			24,799
Total liabilities and
shareholders’ equity	$ 451,985			$ 382,414
Net interest income		$ 4,358			$ 3,488
Interest rate spread			3.44%			3.35%
Interest expense as a percent of
average earning assets			2.37%			2.02%
Net interest margin			4.04%			3.85%

(1) Income and yields are reported on a taxable-equivalent basis assuming a federal tax rate of 34%. The tax-equivalent adjustment was $74 thousand and $67 thousand for 2005 and 2004, respectively.

(2) Loans placed on nonaccrual status are reflected in the balances.

(3) Annualized

FIRST NATIONAL CORPORATION

Consolidated Average Balances, Yields and Rates

Nine Months Ended September 30, 2005 and 2004

(dollars in thousands)

	Nine months ended September 30,
	2005			2004
	Interest				Interest
ASSETS	Average Balance	Income/ Expense	Yield/ Rate (3)	Average Balance	Income/ Expense	Yield/ Rate (3)
Balances at correspondent
banks – interest-bearing	$ 777	$ 55	9.52%	$ 1,222	$ 20	2.14%
Securities:
Taxable	53,918	1,649	4.09%	55,632	1,695	4.07%
Tax-exempt (1)	9,673	466	6.44%	9,060	443	6.54%
Total securities	63,591	2,115	4.45%	64,692	2,138	4.42%
Loans: (2)
Taxable	342,129	16,750	6.55%	275,497	12,847	6.23%
Tax-exempt (1)	3,552	181	6.83%	3,309	155	6.25%
Total loans	345,681	16,931	6.55%	278,806	13,002	6.23%
Federal funds sold	559	14	3.32%	1,164	11	1.20%
Total earning assets	410,608	19,115	6.22%	345,884	15,171	5.86%
Less: allowance for loan losses	(3,139)			(2,698)
Total nonearning assets	26,705			24,034
Total assets	$ 434,174			$ 367,220

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Checking	$ 63,119	$ 844	1.79%	$ 64,813	$ 606	1.25%
Money market savings	13,210	124	1.25%	10,847	55	0.67%
Savings	65,019	944	1.94%	44,796	250	0.75%
Certificates of deposit:
Less than $100,000	75,343	1,781	3.16%	71,604	1,749	3.26%
Greater than $100,000	50,108	1,279	3.41%	38,805	957	3.30%
Total interest-bearing deposits	266,799	4,972	2.49%	230,865	3,617	2.09%
Federal funds purchased	3,525	93	3.56%	2,771	33	1.59%
Company obligated mandatorily
redeemable capital securities	8,248	356	5.77%	5,087	162	4.27%
Other borrowings	50,450	1,608	4.26%	39,803	1,436	4.82%
Total interest-bearing liabilities	329,022	7,029	2.86%	278,526	5,248	2.52%
Noninterest-bearing liabilities
Demand deposits	75,980			62,571
Other liabilities	1,951			1,762
Total liabilities	406,953			342,859
Shareholders’ equity	27,221			24,361
Total liabilities and
shareholders’ equity	$ 434,174			$ 367,220
Net interest income		$ 12,086			$ 9,923
Interest rate spread			3.36%			3.34%
Interest expense as a percent of
average earning assets			2.29%			2.03%
Net interest margin			3.94%			3.83%

(1) Income and yields are reported on a taxable-equivalent basis assuming a federal tax rate of 34%. The tax-equivalent adjustment was $220 thousand and $203 thousand for 2005 and 2004, respectively.

(2) Loans placed on nonaccrual status are reflected in the balances.

(3) Annualized